EXHIBIT 10.48

                           CHANGE IN CONTROL AGREEMENT

         THIS AGREEMENT dated as of August 1, 2000 ("Agreement Date") is made by and between Cornerstone Realty Income Trust, Inc. ("Cornerstone" or the "Company"), a Virginia corporation, and Glade M. Knight (the "Executive").

                                    ARTICLE I
                                    PURPOSES

         The Board of Directors of Cornerstone (the "Board") has determined that it is in the best interests of the Company and its shareholders to assure that the Company will have the continued services of certain executives, in the event of the possibility or occurrence of a Change in Control of the Company. The Board believes that this objective may be achieved by giving key executives assurances of financial security in case of a pending or threatened Change in Control, so that they will not be distracted by personal risks and will continue to devote their full time and best efforts to the performance of their duties.

                                   ARTICLE II
                               CERTAIN DEFINITIONS

         When used in this Agreement, the terms specified below shall have the following meanings:

         2.1 "Annual Base Salary" means an amount equal to twelve times the highest monthly base salary paid or payable, including any base salary which has been earned but deferred, to the Executive by the Company in respect of the 12-month period immediately preceding the month which contains the Effective Date.

         2.2 "Annual Bonus" means an amount equal to the largest annual bonus paid to the Executive pursuant to the Employment Agreement for the 36-month period immediately preceding the month which contains the Effective Date.

         2.3 "Cause" means (a) the Executive's continued or deliberate neglect of his or her duties, (b) willful misconduct by the Executive injurious to the Company, whether monetary or otherwise, (c) the Executive's violation of any code or standard of ethics generally applicable to employees of the Company, (d) the Executive's active disloyalty to the Company, (e) the Executive's conviction of a felony, (f) the Executive's habitual drunkeness or drug abuse, (g) the Executive's excessive absenteeism unrelated to a disability (as defined in the Employment Agreement) or (g) a breach of the Employment Agreement.

         2.4 "Change in Control" means:

                  (a) any person, including a "group" as defined in Section 13(d)(3) of the Act, becomes the owner or beneficial owner of Cornerstone securities having 20% or more of the combined voting power of the then outstanding Cornerstone securities that may be cast for the election of Cornerstone's directors (other than as a result of an issuance of securities initiated by Cornerstone, or open market purchases approved by the Cornerstone Board, as long as the majority of the Cornerstone Board approving the purchases is also the majority at the time the purchases are made); or

                  (b) as the direct or indirect result of, or in connection with, a cash tender or exchange offer, a merger or other business combination, a sale of assets, a contested election, or any combination of these transactions, the persons who were directors of Cornerstone before such transactions cease to constitute a majority of the Cornerstone Board, or any successor's board, within two years of the last of such transactions.

         2.5 "Code" means the Internal Revenue Code of 1986, as amended.

         2.6 "Effective Date" means the first date during the term of the Agreement (as defined in Article III) on which a Change in Control occurs. Notwithstanding anything in this Agreement to the contrary, if a Change in Control occurs and the Executive's employment with the Company is terminated by the Company without Cause prior to the date on which a Change in Control occurs, and if it is reasonably demonstrated by the Executive that such termination of employment (a) was at the request of a third party who had taken steps reasonably calculated to effect a Change in Control, or (b) otherwise arose in connection with or in anticipation of a Change in Control, then for all purposes of the Agreement "Effective Date" shall be deemed to have occurred on the date immediately prior to the Termination Date.

         2.7 "Employment Agreement" means the employment agreement between the Company and the Executive as amended or replaced from time to time. The current Employment Agreement dated September 1, 1996, is attached hereto as Exhibit A.

         2.8 "Employment Period" means the period commencing on the Effective Date and ending on the third anniversary of such date.

         2.9 "Excise Taxes" See Section 5.1(a).

         2.10 "Good Reason" means any of the following: (a) a reduction of the Executive's annual salary to an amount which is less than the amount of the Executive's Annual Base Salary; (b) a reduction in the Executive's annual bonus for each Performance Period which ends during the Employment Period to an amount which is less than the amount of the Executive's Annual Bonus; (c) a reduction in the Executive's duties or position with the Company, or an assignment of duties which are materially inconsistent with the Executive's position described in the Employment Agreement; (d) a failure to continue the Executive's participation in all incentive, savings, and retirement plans, practices, policies and programs ("Plans") applicable generally to other peer employees of the Company or a failure to continue the Executive's participation in the welfare benefit plans, practices, policies and programs ("Welfare Plans") provided by the Company to other peer employees of the Company (including, without limitation, medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel insurance benefits); or (e) a relocation of more than 50 miles from the Executive's workplace of 306 East Main Street, Richmond, Virginia 23219, without the consent of the Executive.

         An act or omission shall not constitute  Good Reason under this Section
2.10 unless (a) the Executive gives written notice to the Company indicating that the Executive intends to terminate employment under this Section 2.10; (b) the Executive's termination occurs within 60 days after the Executive knows or reasonably should know of an event described in this section, or within 60 days after the last in a series of such events, and (c) the Company has failed to remedy the event described in this section as the case may be, within 30 days after receiving the Executive's written notice. If the Company remedies the event described in this section, within 30 days after receiving the Executive's written notice, the Executive may not terminate employment under this Section
2.10 on account of the event specified in the Executive's notice.

         Anything in this Agreement to the contrary notwithstanding, a termination by the Executive for any reason shall be deemed to be a termination for Good Reason for all purposes of this Agreement if such termination occurs during the 90-day period immediately following the 6-month anniversary of the Effective Date.

         2.11 "Gross-up Payment" See Section 5.1(a).

         2.12 "Performance Period" means each period of time designated in accordance with any annual bonus which is based upon performance.

         2.13 "Potential Parachute Payments" See Section 5.1(a).

         2.14   "Termination   Date"  means  the  date  of  termination  of  the
Executive's employment with the Company as a common law employee.


                                   ARTICLE III
                                 AGREEMENT TERM

         The term of the Agreement shall begin on the Agreement Date and end on the tenth anniversary of the Agreement Date. However, if a Change of Control occurs before the tenth anniversary of the Agreement Date, the term of the Agreement shall end on the third anniversary of the Effective Date. Subject to
Section 2.6, if the Executive's Termination Date is prior to a Change in Control, this Agreement shall terminate without further obligation to the Executive or his legal representatives.

                                   ARTICLE IV
                   OBLIGATIONS OF THE COMPANY UPON TERMINATION

         4.1 If by the Company other than for Cause or by the Executive for Good Reason. If during the Employment Period, the Company shall terminate the Executive's employment other than for Cause, or if the Executive shall terminate employment for Good Reason, the Company's obligations to the Executive shall be as follows:

                  (a) The Company shall, within thirty business days of the Termination Date, pay to the Executive a cash payment equal to the sum of the following amounts:

                           (i) to the extent not previously paid, the salary and any accrued paid time off through the date of the Change in Control;

                           (ii) an amount equal to the product of (i) the annual bonus for the calendar year immediately preceding the calendar year in which the Change in Control occurs multiplied by (ii) a fraction, the numerator of which is the number of days employed by the Company during the calendar year in which the Change in Control occurs, and the denominator of which is 365;

                           (iii) all amounts previously deferred by the Executive under any nonqualified deferred compensation plan sponsored by the Company, together with any accrued earnings thereon, and not yet paid by the Company;

                           (iv)  an  amount   equal  to  the   greater   of  (A)
         $2,525,000, or (B) three (3) times the sum of the Executive's Annual Base Salary and the Annual Bonus.

                  (b) The Executive shall become fully vested in any and all stock incentive awards granted to the Executive under any plan or otherwise which have not become exercisable as of the date of the Change in Control and all stock options (including options vested as of the Change in Control) shall remain exercisable until the applicable option expiration date. All forfeiture conditions that as of the Change in Control are applicable to any stock option, deferred stock unit, restricted stock or restricted share units awarded to the Executive by the Company shall lapse immediately.

                  (c) Except as provided in subsections (d) and (e), during the Employment Period, the Company shall arrange to provide the Executive and his family welfare benefits (including, without limitation, medical, dental, health, disability, individual life and group life insurance benefits) which are at least as favorable as those provided under the most favorable welfare plans of the Company applicable with respect to the Executive and his family during either the (i) 90-day period immediately preceding the Change in Control, or
(ii) the 90-day period immediately preceding the Executive's Termination Date. Notwithstanding the foregoing, if the Executive obtains comparable coverage under any welfare benefits provided by another employer, then the amount of coverage required to be provided by the Company hereunder shall be reduced by the amount of coverage provided by such other employer's welfare benefit plans.

                  (d) If the Executive elects to convert any group term life insurance to an individual policy, the Company shall pay all premiums for 12 months and the Executive shall cease to participate in the Company's group term life insurance.

                  (e) The Executive's rights under this Section shall be in addition to and not in lieu of any post-termination continuation coverage or conversion rights the Executive may have pursuant to applicable law, including, without limitation, continuation coverage required by Section 4980B of the Code ("COBRA Continuation Coverage"). If the Executive elects to receive COBRA Continuation Coverage, the Company shall pay all of the required premiums for the Executive and/or the Executive's family for 12 months following the Executive's Termination Date.

                  (f) The Company shall, at its sole expense, as incurred, pay on behalf of Executive up to $25,000 in fees and costs charged by a nationally recognized outplacement firm selected by the Executive to provide outplacement service for one year after the Termination Date.

                  (g) To the extent that immediately prior to the Change in Control, the Executive has been on the payroll of, and participated in the incentive or employee benefit plans of, a subsidiary of Cornerstone, the references to the Company contained in this Agreement referring to benefits to which the Executive may be entitled shall be read to refer to such subsidiary.

                  (h) If the Executive's employment with the Company as a common law employee is terminated by the Company other than for Cause or by the Executive for Good Reason, the Company's re-engagement of the Executive as a consultant, an advisor or otherwise as an independent contractor to the Company shall not prohibit the Executive from receiving the payments and benefits provided in this Section 4.1.

         4.2 If by the Company for Cause or by the Executive other than for Good Reason. If, during the Employment Period, the Company terminates the Executive's employment for Cause or if the Executive terminates employment other than for Good Reason, this Agreement shall terminate without further obligation by the Company, other than the obligation to pay to the Executive in cash the Executive's unpaid salary through the Termination Date, plus any accrued paid time off, in each case to the extent not previously paid.

                                    ARTICLE V
                   CERTAIN ADDITIONAL PAYMENTS BY THE COMPANY

         5.1      Gross-up for Certain Taxes.

                  (a) If the Company determines that any benefit received or deemed received by the Executive from the Company pursuant to this Agreement or otherwise, whether or not in connection with a Change in Control (such monetary or other benefits collectively, the "Potential Parachute Payments") is or will become subject to any excise tax under Section 4999 of the Code or any similar tax payable under any United States federal, state, local or other law (such excise tax and all such similar taxes collectively, "Excise Taxes"), then the Company shall, within 30 business days after such determination, pay the Executive an amount (the "Gross-up Payment") equal to the product of:

                           (i) the amount of such Excise Taxes multiplied by

                           (ii) the  Gross-up  Multiple  (as  defined in Section
         5.3).

         The Gross-up Payment is intended to compensate the Executive for all Excise Taxes payable by the Executive with respect to the Potential Parachute Payments and any federal, state, local or other income or other taxes or Excise Taxes payable by the Executive with respect to the Gross-up Payment.

                  (b) The determination of the Company described in Section 5.1(a), including the detailed calculations of the amounts of the Potential Parachute Payments, Excise Taxes and Gross-Up Payment and the assumptions relating thereto, shall be set forth in a written certificate of the Company's independent auditors (the "Company Certificate") delivered to the Executive. The Executive may at any time request the preparation and delivery to the Executive of a Company Certificate. The Company shall cause the Company Certificate to be delivered to the Executive as soon as reasonably possible after such request.

         5.2 Additional Gross-up Amounts. If for any reason it is later determined pursuant to a final judgment of a court of competent jurisdiction or a determination by the Company that the amount of Excise Taxes payable by the Executive is greater than the amount determined by the Company pursuant to
Section 5.1, then the Company shall pay the Executive an amount (which shall also be deemed a Gross-up Payment) equal to the product of:

                  (a) the sum of (i) such additional Excise Taxes and (ii) any interest, fines, penalties, expenses or other costs incurred by the Executive as a result of having taken a position in accordance with a determination made pursuant to Section 5.1 multiplied by

                  (b)      the Gross-up Multiple.

         5.3 Gross-up Multiple. The Gross-up Multiple shall equal a fraction, the numerator of which is one (1.0), and the denominator of which is one (1.0) minus the sum, expressed as a decimal fraction, of the effective after-tax marginal rates of all federal, state, local and other income and other taxes and any Excise Taxes applicable to the Gross-up Payment. If different rates of tax are applicable to various portions of a Gross-up Payment, the weighted average of such rates shall be used.

         5.4      Amount Increased or Contested.

                  (a) The Executive shall notify the Company in writing (an "Executive's Notice") of any claim by the IRS or other taxing authority (an "IRS Claim") that, if successful, would require the payment by the Executive of Excise Taxes in respect of Potential Parachute Payments in an amount in excess of the amount of such Excise Taxes determined in accordance with Section 5.1. Such Executive's Notice shall include a copy of all notices and other documents or correspondence received by the Executive in respect of such IRS Claim. The Executive shall give the Executive's Notice as soon as practicable. If before the deadline for a response to the IRS ("IRS Claim Deadline"), the Company shall:

                           (i) deliver to the Executive a Company Certificate to the effect that the IRS Claim has been reviewed by the Company and, notwithstanding the IRS Claim, the amount of Excise Taxes, interest and penalties payable by the Executive is either zero or an amount less than the amount specified in the IRS Claim,

                           (ii) pay to the Executive an amount (which shall also be deemed a Gross-Up Payment) equal to the positive difference between
         (A) the product of the amount of Excise Taxes, interest and penalties specified in the Company Certificate, if any, multiplied by the Gross-Up Multiple, and (B) the portion of such product, if any, previously paid to Executive by the Company, and

                           (iii) direct the Executive pursuant to Section 5.4(d) to contest the balance of the IRS Claim, then the Executive shall pay only the amount, if any, of Excise Taxes, interest and penalties specified in the Company Certificate. In no event shall the Executive pay an IRS Claim earlier than 30 days after having given an Executive's Notice to the Company (or, if sooner, the IRS Claim Deadline).

                  (b) At any time after the payment by the Executive of any amount of Excise Taxes or related interest or penalties in respect of Potential Parachute Payments, the Company may in its discretion require the Executive to pursue a claim for a refund (a "Refund Claim") of all or any portion of such Excise Taxes, interest or penalties as the Company may specify by written notice to the Executive.

                  (c) If the Company notifies the Executive in writing that the Company desires the Executive to contest an IRS Claim or to pursue a Refund Claim, the Executive shall:

                           (i)  give  the  Company  all   information   that  it
         reasonably requests in writing from time to time relating to such IRS Claim or Refund Claim, as applicable,

                           (ii) take such action in connection with such IRS Claim or Refund Claim (as applicable) as the Company reasonably requests in writing from time to time, including accepting legal representation with respect thereto by an attorney selected by the Company, subject to the approval of the Executive (which approval shall not be unreasonably withheld or delayed),

                           (iii) cooperate with the Company in good faith to contest such IRS Claim or pursue such Refund Claim, as applicable,

                           (iv)  permit  the  Company  to   participate  in  any
         proceedings relating to such IRS Claim or Refund Claim, as applicable, and

                           (v) contest such IRS Claim or prosecute such Refund Claim (as applicable) to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company may from time to time determine in its discretion.

         The Company shall control all proceedings in connection with such IRS Claim or Refund Claim (as applicable) and in its discretion may cause the Executive to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the IRS or other taxing authority in respect of such IRS Claim or Refund Claim (as applicable); provided that (i) any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive relating to the IRS Claim is limited solely to such IRS Claim,
(ii) the Company's control of the IRS Claim or Refund Claim (as applicable) shall be limited to issues with respect to which a Gross-Up Payment would be payable, and (iii) the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the IRS or other taxing authority.

                  (d) The Company may at any time in its discretion direct the Executive to (i) contest the IRS Claim in any lawful manner or (ii) pay the amount specified in an IRS Claim and pursue a Refund Claim; provided, however, that if the Company directs the Executive to pay an IRS Claim and pursue a Refund Claim, the Company shall advance the amount of such payment to the Executive on an interest-free basis and shall indemnify the Executive, on an after-tax basis, for any income or other applicable taxes or Excise Tax, and any related interest or penalties imposed with respect to such advance.

                  (e) The Company shall pay directly all legal, accounting and other costs and expenses (including additional interest and penalties) incurred by the Company or the Executive in connection with any IRS Claim or Refund Claim, as applicable, and shall indemnify the Executive, on an after-tax basis, for any income or other applicable taxes, Excise Tax and related interest and penalties imposed on the Executive as a result of such payment of costs and expenses.

         5.5 Refunds. If, after the receipt by the Executive of any payment or advance of Excise Taxes advanced by the Company pursuant to Section 5.4, the Executive receives any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 5.4) promptly pay the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 5.4, a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such determination within 30 days after the Company receives written notice of such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-up Payment required to be paid. Any contest of a denial of refund shall be controlled by
Section 5.4.

                                   ARTICLE VI
                              EXPENSES AND INTEREST

         6.1 Legal Fees and Other Expenses. The Company will pay all reasonable fees and expenses, if any, (including, without limitation, legal fees and expenses) that are incurred by the Executive to enforce this Agreement and that result from a breach of this Agreement by the Company.

         6.2 Interest. If the Company does not pay any amount due to the Executive under this Agreement within three days after such amount became due and owing, interest shall accrue on such amount from the date it became due and owing until the date of payment at a annual rate equal to 200 basis points above the base commercial lending rate published in The Wall Street Journal in effect from time to time during the period of such nonpayment.

                                   ARTICLE VII
                            NO SET-OFF OR MITIGATION

         7.1 No Set-off by Company. The Executive's right to receive when due the payments and other benefits provided for under this Agreement is absolute, unconditional and subject to no set-off, counterclaim or legal or equitable defense. Any claim which the Company may have against the Executive, whether for a breach of this Agreement or otherwise, shall be brought in a separate action or proceeding and not as part of any action or proceeding brought by the Executive to enforce any rights against the Company under this Agreement.

         7.2 No Mitigation. The Executive shall not have any duty to mitigate the amounts payable by the Company under this Agreement by seeking new employment following termination. Except as specifically otherwise provided in this Agreement, all amounts payable pursuant to this Agreement shall be paid without reduction regardless of any amounts of salary, compensation or other amounts which may be paid or payable to the Executive as the result of the Executive's employment by another employer.

                                  ARTICLE VIII
                            NON-EXCLUSIVITY OF RIGHTS

         8.1 Waiver of Other Severance Rights. To the extent that payments are made to the Executive pursuant to Section 4.1 of this Agreement, the Executive hereby waives the right to receive benefits under any plan or agreement of the Company or its subsidiaries which provides for severance benefits.

         8.2 Other Rights. Except as provided in Section 8.1, this Agreement shall not prevent or limit the Executive's continuing or future participation in any benefit, bonus, incentive or other plans provided by the Company or any of its subsidiaries and for which the Executive may qualify, nor shall this Agreement limit or otherwise affect such rights as the Executive may have under any other agreements with the Company or any of its subsidiaries. Amounts which are vested benefits or which the Executive is otherwise entitled to receive under any plan of the Company or any of its subsidiaries and any other payment or benefit required by law hall be payable in accordance with such plan or applicable law except as expressly modified by this Agreement.

                                   ARTICLE IX
                                  MISCELLANEOUS

         9.1 No Assignment. The Executive's rights under this Agreement may not be assigned or transferred in whole or in part, except that the personal representative of the Executive's estate will receive any amounts payable under this Agreement after the death of the Executive. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

         9.2 Successors. The rights and obligations of the Company under this Agreement will inure to the benefit of and will be binding upon the successors and assigns of the Company. Before or upon a Change in Control, the Company shall obtain the agreement of the surviving or acquiring corporation that it will succeed to the Company's rights and obligations under this Agreement.

         9.3 Rights Under the Agreement. The right to receive benefits under the Agreement will not give the Executive any proprietary interest in the Company or any of its assets. Benefits under the Agreement will be payable from the general assets of the Company, and there will be no required funding of amounts that may become payable under the Agreement. The Executive will for all purposes be a general creditor of the Company. The interest of the Executive under the Agreement cannot be assigned, anticipated, sold, encumbered or pledged and will not be subject to the claims of the Executive's creditors.

         9.4 Notice. For purposes of this Agreement, notices and all other communications must be in writing and are effective when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the Executive or his personal representative at his last known address. All notices to the Company must be directed to the attention of the Corporate Secretary. Such other addresses may be used as either party may have furnished to the other in writing. Notices of change of address are effective only upon receipt.

         9.5 Miscellaneous. The Executive and the Company agree that, effective as of the execution of this Agreement, any prior Change in Control Agreement between the Executive and the Company is null and void. This instrument contains the entire agreement of the parties. To the extent not governed by federal law, this Agreement will be construed in accordance with the laws of the Commonwealth of Virginia, without reference to its conflict of laws rules. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and the writing is signed by the Executive and the Company. A waiver of any breach of or compliance with any provision or condition of this Agreement is not a waiver of similar or dissimilar provisions or conditions. The invalidity or unenforceability of any provision of this Agreement will not affect the validity or enforceability of any other provision of this Agreement, which will remain in full force and effect. This Agreement may be executed in one or more counterparts, all of which will be considered one and the same agreement.

         9.6 Tax Withholding. The Company may withhold from any amounts payable under this Agreement any federal, state or local taxes that are required to be withheld pursuant to any applicable law or regulation.

IN WITNESS WHEREOF, the Executive and the Company have executed this Agreement as of the date first above written.

  /s/  Glade M. Knight
- ----------------------
GLADE M. KNIGHT



CORNERSTONE REALTY INCOME TRUST, INC.


 By: /s/  Glade M. Knight              Title:  Chief Executive Officer
    --------------------------------         -------------------------